As filed with the Securities and Exchange Commission on December 9, 2003. Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SBC COMMUNICATIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       43-1301883
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

     175 E. Houston, San Antonio, Texas                              78205-2233
 (Address of Principal Executive Offices)                            (Zip Code)


                SBC Savings Plan, SBC Savings and Security Plan,
     Pacific Telesis Group 1994 Stock Incentive Plan, Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, Pacific Telesis Group
      Nonemployee Director Stock Option Plan, SNET 1986 Stock Option Plan,
       SNET 1995 Stock Incentive Plan, Ameritech Long Term Incentive Plan,
         Ameritech 1989 Long Term Incentive Plan, Ameritech Corporation
      Long-Term Stock Incentive Plan, and DonTech Profit Participation Plan

                            (Full Title of the Plans)

Name, address and telephone                       Please send copies of all
number of agent for service:                      communications to:
Joy Rick                                          Wayne Wirtz
SBC Communications Inc.                           Assistant General Counsel
175 E. Houston, 11th Floor                        SBC Communications Inc.
San Antonio, Texas 78205-2233                     175 E. Houston, 2nd Floor
(210) 821-4105                                    San Antonio, Texas 78205-2233
                                                  (210) 821-4105

                         CALCULATION OF REGISTRATION FEE
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Title of        Amount         Proposed           Proposed         Amount of
Securities      to be          Maximum            Maximum          Registration
To Be           Registered     Offering           Aggregate        Fee
Registered                     Price              Offering
                               Per Share          Price
-------------------------------------------------------------------------------
Common Stock,   115,000,000    $23.11             $2,845,572,747    $230,207
par value          (1)          (2)                 (2)              (3)
$1.00
per share
 (1)
-------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) this registration statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. Using Rule 457(c), the maximum aggregate offering price was computed by multiplying 81,349,241 shares by the average of the high and low price of the stock on December 2, 2003. Using Rule 457(h), the maximum aggregate offering price was computed by multiplying 33,650,759 shares (the shares of Common Stock which may be purchased upon the exercise of outstanding options) by the price at which the options may be exercised.

(3) Pursuant to Rule 457(p) under the Securities Act of 1933, the amount of the registration fee payable hereunder has been partially offset by previously paid filing fees as follows:
     (a) On October 8, 1999, the registrant registered securities on Form S-8 (Registration No. 333-88667) and paid a filing fee of $992,382.
     (b) On November 25, 2002, the registrant registered securities on Form S-8 (Registration No. 333-101433). The total filing fee due was $130,810, and registrant paid $41,117, leaving a balance due of $89,693. The balance remaining was offset by the unused balance of $314,518 of filing fees previously paid relating to unsold securities registered in (a) above. After applying this offset of $314,518, $224,825 of previously paid filing fees remained as a credit to be used to offset future filing fees.
     (c) In connection with the filing of this registration statement, the total filing fee of $230,207 was offset by the remaining credit of $224,825 from (b), resulting in $5,382 being paid for this filing.

                      REGISTRATION OF ADDITIONAL SECURITIES

     The purpose of this registration statement is to register additional shares for issuance under the SBC Savings Plan, SBC Savings and Security Plan, Pacific Telesis Group 1994 Stock Incentive Plan, Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, Pacific Telesis Group Nonemployee Director Stock Option Plan, SNET 1986 Stock Option Plan, SNET 1995 Stock Incentive Plan,
Ameritech Long Term Incentive Plan, Ameritech 1989 Long Term Incentive Plan, Ameritech Corporation Long-Term Stock Incentive Plan, and DonTech Profit Participation Plan. In accordance with General Instruction E of Form S-8, Registration No. 333-101433 (Form S-8 filed by registrant on November 25, 2002) is incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 8, which have been updated.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents have been filed by SBC Communications Inc. ("SBC") with the Securities and Exchange Commission (the "SEC") (File No. 1-8610) and are incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 2002; Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003; the description of SBC's shares of common stock, contained in its Registration Statement on Form 10, dated November 15, 1983; and SBC's Current Report on Form 8-K, dated July 21, 2003.

     The following additional documents are hereby incorporated by reference: the Annual Reports on Form 11-K for the year ended December 31, 2002, for each of the SBC Savings Plan, the SBC Savings and Security Plan, and the DonTech Profit Participation Plan.

     All documents filed by SBC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") subsequent to the filing of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits

         See Exhibit Index

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 9th day of December 2003.

                                            SBC COMMUNICATIONS INC.


                                            By:  Randall L. Stephenson
                                                 Randall L. Stephenson
                                                 Senior Executive Vice President
                                                 and Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:

Principal Executive Officer:                Edward E. Whitacre, Jr.*
                                            Chairman and Chief Executive Officer

Principal Financial                         Randall L. Stephenson
and Accounting Officer:                     Senior Executive Vice President
                                            and Chief Financial Officer


                                              By: Randall L. Stephenson
                                                  Randall L. Stephenson,
                                                  as attorney-in-fact
                                                  for Mr. Whitacre,
                                                  the Directors, and on
                                                  his own behalf as
                                                  Principal Financial
                                                  and Accounting Officer

                                              December 9, 2003

--------------------------------------------------------------------------------
DIRECTORS:

Gilbert F. Amelio*                          Lynn M. Martin*
Clarence C. Barksdale*                      John B. McCoy*
James E. Barnes*                            Mary S. Metz*
August A. Busch III*                        Toni Rembe*
William P. Clark*                           S. Donley Ritchey*
Martin K. Eby, Jr.*                         Joyce M. Roche*
Herman E. Gallegos*                         Carlos Slim Helu*
Jess T. Hay*                                Laura D'Andrea Tyson*
James A. Henderson*                         Patricia P. Upton*
Bobby R. Inman*                             Edward E. Whitacre, Jr.*
Charles F. Knight*

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* By power of attorney

                                   SIGNATURES


     The Plans. Pursuant to the requirements of the Securities Act of 1933 the administrator for the Plans set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 9th day of December 2003.

                                        SBC Savings Plan
                                        SBC Savings and Security Plan

                                        By SBC Communications Inc.,
                                        Administrator for each of the
                                        foregoing Plans



                                        By:  Karen E. Jennings
                                             Karen E. Jennings
                                             Senior Executive Vice President -
                                             Human Resources and Communications

                                   SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933 the sponsor for the Plan set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Chicago, State of Illinois, on this 9th day of December 2003.

                                            DonTech Profit Participating Plan

                                            By DonTech,
                                            Administrator for the foregoing Plan



                                            By:  Robert Gross
                                                 Robert Gross
                                                 Vice President - Finance &
                                                 Chief Financial Officer

Item 8.  Exhibits

Exhibit Number       Description of Exhibits

     5               Validity opinion of James D. Ellis, Esq.

     23-a            Consent of Ernst & Young LLP, Independent Auditors

     23-b            Consent of PricewaterhouseCoopers LLP

     23-c            Consent of James D. Ellis, Esq.
                     (contained in opinion filed as Exhibit 5)

     24-a            Power of Attorney of Officer/Director

     24-b            Powers of Attorney of Directors